Calculation of Filing Fee Tables
S-4
New Slider Holdco, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	457(a)	487,825,521		$ 39,016,285,169.58	0.0001381	$ 5,388,148.98
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 39,016,285,169.58		$ 5,388,148.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,388,148.98
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1a) Represents the maximum number of shares of the Registrant's Common Stock, par value $1.00 per share (the "Sysco Holdings common stock") estimated to be issued, or subject to options or other stock-based awards that may be assumed by the Registrant upon completion of the Sysco Merger described in the prospectus, and is based on 487,825,521, the estimated maximum number of shares of Sysco common stock to be outstanding immediately prior to the completion of the Sysco Merger, including (i) each outstanding time-based restricted stock unit, performance-based restricted stock awards (assuming maximum performance) and options to purchase Registrant's Common Stock, in each case, outstanding as of June 24, 2026 that are or may become exercisable or issuable upon settlement prior to completion of the Sysco Merger as described in the prospectus and (ii) Registrant's Common Stock reserved for issuance under Sysco's equity plans. (1b) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the "Securities Act"), the proposed maximum offering price of the New Sysco common stock to be registered was calculated based on, pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and Rule 0-11(a)(4) promulgated under the Exchange Act, the product of (i) $79.98, the average of the high and low sales prices of the shares of Sysco Corporation's common stock, par value $1.00 per share (the "Sysco common stock"), as reported on the NYSE on June 24, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission), multiplied by (ii) 487,825,521, the estimated maximum number of shares of Sysco common stock to be converted in the Sysco Merger.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
487,825,521	$ 79.98	$ 39,016,285,169.58			$ 39,016,285,169.58

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date